    As filed with the Securities and Exchange Commission on November 5, 2002.

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CROWN CASTLE INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      76-0470458
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                   Identification Number)

                                510 Bering Drive
                                    Suite 500
                              Houston, Texas 77057
                    (Address of Principal Executive Offices)


                        CROWN CASTLE INTERNATIONAL CORP.
                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            Mr. W. Benjamin Moreland
                              Senior Vice President
                           and Chief Financial Officer
                        Crown Castle International Corp.
                           510 Bering Drive, Suite 500
                                Houston, TX 77057
                     (Name and Address of Agent For Service)

                                 (713) 570-3000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                                  E. Blake Hawk
                            Executive Vice President
                               and General Counsel
                        Crown Castle International Corp.
                           510 Bering Drive, Suite 500
                                Houston, TX 77057
                                 (713) 570-3000

                                 CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                 Proposed
                                                  Maximum       Proposed Maximum     Amount of
 Title of Securities         Amount to be     Offering Price       Aggregate        Registration
   to be Registered           Registered         Per Share       Offering Price         Fee
--------------------------------------------------------------------------------------------------
    Common Stock (1)      7,152,440 shares (2)    $2.45 (3)      $17,523,478(3)
--------------------------------------------------------------------------------------------------
    Common Stock (1)      847,560 shares (4)      $6.06 (5)      $5,136,640 (5)        $2,086
==================================================================================================

(1) Includes preferred stock purchase rights pursuant to the Amended and Restated Rights Agreement, dated as of September 18, 2000, between the Registrant and Mellon Investor Services LLC, as rights agent. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also registers an indeterminate number of additional shares as may become issuable under the anti-dilution provisions of the Crown Castle International Corp. ("CCIC" or the "Company") 2001 Stock Incentive Plan in connection with stock splits, stock dividends and similar transactions.

(2)  Number of shares not subject to any outstanding options or grants.

(3) Computed pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices on October 24, 2002, as reported by the New York Stock Exchange composite tape ($2.45 per share).

(4)  Number of shares subject to outstanding options.

(5) Computed pursuant to Rule 457(h) of the Securities Act, based on the weighted average exercise price of outstanding options granted under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the CCIC 2001 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

o Annual Report on Form 10-K, and the Form 10-K/A related thereto, for the fiscal year ended December 31, 2001;

o Quarterly Report on Form 10-Q, and the Form 10-Q/A related thereto, for the quarter ended March 31, 2002;

o Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

o Current Reports on Form 8-K filed on January 11, 2002, March 11, 2002, May 3, 2002, May 15, 2002, August 23, 2002 and October 11, 2002;

o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2001; and

o The description of our common stock contained in the Registration Statement on Form S-1 filed with the Commission on June 19, 1998, including any subsequent or future amendment or report for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in which such suit or action was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     Accordingly, the Restated Certificate of Incorporation of the Company provides that the Company shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Company. The Company may, by action of the Board of Directors, indemnify other employees and agents of the Corporation, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Company, with the same scope and effect as the indemnification of directors and officers of the Company. However, the Company shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Restated Certificate of Incorporation or otherwise by the Company. The Company may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Restated Certificate of Incorporation.

     Furthermore, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

     The Company's By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or, while a director or officer of the Company, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Company's By-laws. The Company shall pay the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Company's By-laws or otherwise.

     The Company's By-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the Company's By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, other provision of the Company's By-laws or otherwise. The Company may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Company or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     The Company's By-laws further provide that the Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Company or a subsidiary thereof and to any person who is or was serving at the request of the Company or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a subsidiary thereof, to the fullest extent of the provisions of the Company's By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     CCIC carries liability insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     Number            Description
     -------           -----------

        4.1 Restated Certificate of Incorporation of Crown Castle International Corp., dated August 21, 1998 (incorporated by reference to exhibit 3.1 to the Company's Registration Statement on Form S-4 previously filed by the Registrant, Reg. No. 333-71715)

        4.2 Amended and Restated Bylaws of Crown Castle International Corp., dated August 21, 1998 (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form S-4 previously filed by the Company, Reg. No. 333-71715)

        4.3 Specimen Certificate of Common Stock (incorporated by reference to exhibit 4.6 to the Company's Registration Statement on Form S-1 previously filed by the Company, Reg. No. 333-57283)

        4.4 Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp. and Mellon Investor Services LLC (incorporated by reference to exhibit 99.6 to the Company's Registration Statement on Form 8-A12G/A, dated September 19, 2000, Reg. No. 0-24737)

        4.5 Crown Castle International Corp. 2001 Stock Incentive Plan (incorporated by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 24, 2002)

       *5.1    Opinion of Counsel

      *23.1     Consent of Counsel (included in Exhibit 5.1)

      *23.2     Consent of KPMG

      *24.1     Power of attorney (included on the signature page)

-----------------
     *  Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)  We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 30, 2002.

                                         CROWN CASTLE INTERNATIONAL CORP.


                                         By:      /s/ E. Blake Hawk
                                            -----------------------------------
                                               E. Blake Hawk, Executive Vice
                                               President and General Counsel

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints E. Blake Hawk and W. Benjamin Moreland, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2002.


                    Signature                                                   Title
                    ---------                                                   -----

                /s/ John P. Kelly                           Director, Chief Executive Officer and President
-----------------------------------------------------       (Principal Executive Officer)
                   John P. Kelly

            /s/ W. Benjamin Moreland                        Senior Vice President and Chief Financial Officer
-----------------------------------------------------       (Principal Financial Officer)
                W. Benjamin Moreland

            /s/ Wesley D. Cunningham                        Senior Vice President, Chief Accounting Officer and
-----------------------------------------------------       Corporate Controller
                Wesley D. Cunningham                        (Principal Accounting Officer)

              /s/ J. Landis Martin                          Chairman of the Board
-----------------------------------------------------
                J. Landis Martin

               /s/ Carl Ferenbach                           Director
-----------------------------------------------------
                 Carl Ferenbach

              /s/ Ari Q. Fitzgerald                         Director
-----------------------------------------------------
                Ari Q. Fitzgerald

               /s/ Randall A. Hack                          Director
-----------------------------------------------------
                 Randall A. Hack

              /s/ Dale Hatfield                             Director
-----------------------------------------------------
                  Dale Hatfield

                /s/ Lee W. Hogan                            Director
-----------------------------------------------------
                  Lee W. Hogan

          /s/ Edward C. Hutcheson, Jr.                      Director
-----------------------------------------------------
            Edward C. Hutcheson, Jr.

             /s/ Robert F. McKenzie                         Director
--------------------------------------------
               Robert F. McKenzie

           /s/ William D. Strittmatter                      Director
-----------------------------------------------------
             William D. Strittmatter

                                INDEX TO EXHIBITS

    Exhibit       Description
    -------       -----------

       4.1 Restated Certificate of Incorporation of Crown Castle International Corp., dated August 21, 1998 (incorporated by reference to exhibit 3.1 to the Company's Registration Statement on Form S-4 previously filed by the Registrant, Reg. No. 333-71715)

       4.2 Amended and Restated Bylaws of Crown Castle International Corp., dated August 21, 1998 (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form S-4 previously filed by the Company, Reg. No. 333-71715)

       4.3 Specimen Certificate of Common Stock (incorporated by reference to exhibit 4.6 to the Company's Registration Statement on Form S-1 previously filed by the Company, Reg. No. 333-57283)

       4.4 Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp. and Mellon Investor Services LLC (incorporated by reference to exhibit 99.6 to the Company's Registration Statement on Form 8-A12G/A, dated September 19, 2000, Reg. No. 0-24737)

       4.5 Crown Castle International Corp. 2001 Stock Incentive Plan (incorporated by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 24, 2002)

      *5.1     Opinion of Counsel

     *23.1     Consent of Counsel (included in Exhibit 5.1)

     *23.2     Consent of KPMG

     *24.1     Power of attorney (included on the signature page)

-----------------
     *  Filed herewith.